FOURTH AMENDMENT
TO
JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)

Employer Contribution for Capital Markets Group Bonus
WHEREAS, Jones Lang LaSalle Incorporated (the “Company”) maintains the Jones Lang LaSalle Incorporated Deferred Compensation Plan (As Amended and Restated Effective January 1, 2009) (the “Plan”);
WHEREAS, the Company or its delegated representative, pursuant to Section 12.2 of the Plan, can amend the Plan at any time;
WHEREAS, on July 1, 2019, the Company acquired Holliday Fenoglio Fowler LP (“HFF”) (the "Transaction") and transitioned HFF employees to the Company's Capital Markets Group (“CMG”);
WHEREAS, as part of the Transaction, the Company assumed the following HFF plans: (1) the Office Profit Participation Plan, (2) the Firm Profit Participation Plan, and (3) the Executive Bonus Plan (collectively, the "Bonus Plans") which may be renamed from time to time by the Company but will continue to have the same treatment provided hereunder;
WHEREAS, immediately prior to the Transaction, the Bonus Plans typically awarded certain annual bonuses one-half in cash and one-half in HFF stock;
WHEREAS, following the Transaction, the Company and HFF agreed to the Company having discretion to award the annual bonuses under the Bonus Plans one-half in cash and one-half via an employer contribution to the Plan (or via another compensatory vehicle as the Company determines) on behalf of CMG employees participating in the Bonus Plans; and
WHEREAS, the Company desires to amend the Plan to provide for such contributions under the Plan.
NOW, THEREFORE, the Plan is hereby amended, as of February 26, 2020, in the following particulars:
1. By deleting the first sentence of Section 1.1 and replacing it with the following new sentence as a part thereof:
"Account Balance" shall mean an entry on the records of the Employer equal to the sum of the balances in each of the Participant's (a) Annual Account, if any, (b) SOP Account, if any, (c) Restricted Stock Account, if any, (d) OP Account, if any, and (e) CMG Contribution Account, if any."
2. By deleting Section 1.22 as replacing it with the following new Section 1.22 as a part thereof:

"Eligible Individual" shall mean: (a) a Director, (b) an executive level employee as defined by the Company's Global Career Framework levels M4, M5, PR4, PR5, PR6, PR7, PR8, I4, I5, L1, L2, L3, L4 or CEO, (c) an Independent Contractor, (d) any Employee participating in the Outperformance Plan for whom an amount has been credited under this Plan for his/her benefit in accordance with Section 3.11, or (e) any Employee whose employment is aligned with CMG for whom an amount has been credited under the Plan for his/her benefit in accordance with Section 3.12."
3. By inserting/adding the following new Section 1.11A, new Section 1.11B and New Section 1.11C immediately following Section 1.26 of the Plan as a part thereof:
"1.11A "CMG" means the Capital Markets Group, a division of the Company.
1.11B "CMG Contribution Account" shall mean an entry on the records of the Employer equal to the sum of:
(a) The CMG Contribution Amounts with respect to a given Participant for any Plan Year for which they were a Participant under the Plan; PLUS
(b) Amounts credited or debited with respect to the investment of the CMG Contribution Amounts in accordance with Section 3.9 of the Plan; MINUS
(c) Any and all distributions made with respect to a given Participant or his/her Beneficiary for any Plan Year pursuant to this Plan that relate to the CMG Contribution Account including, but not limited to, distributions made in accordance with Section 3.10, Section 3.12 and Article 4 of the Plan.
The CMG Contribution Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his/her designated Beneficiary, pursuant to this Plan.
1.11C "CMG Contribution Amount" shall mean the amount determined by the Company, in its complete and sole discretion, to be contributed to the Plan for a given Plan Year on behalf of a Participant whose employment is aligned with CMG who has been designated as eligible for participation in the Plan."
4. By deleting the first sentence of Section 1.29 and replacing it with the following new sentence as a part thereof:
"Participant" shall mean any Eligible Individual:
(a) Who either (i) has voluntarily elected to participate in the Plan in accordance with Section 3.1 and 3.2, or (ii) has been credited with a Company contribution under the Plan for his/her benefit in accordance with Section 3.4, Section 3.5, Section 3.11 or Section 3.12; and
(b) Who, in accordance with the procedures deemed appropriate under the Plan, has completed and submitted a Plan Agreement, Election Form, Beneficiary

Designation Form or any other agreement or form deemed necessary or desirable, by the Committee in its complete and sole discretion; and
(c) Whose Plan Agreement has not terminated."
5. By inserting/adding the following new Section 1.37A immediately following Section 1.37 of the Plan as a part thereof:
"1.37A "Retirement Eligible" means a Participant who will be eligible to retire (pursuant to the definition of Retirement) within twelve (12) months of the date on which any employer contribution is credited to his/her Account under this Plan."
6. By deleting the first sentence of Section 2.2(a) and replacing it with the following new sentence as a part thereof:
"As a condition to participation, each Eligible Individual shall complete and submit, in accordance with the procedures deemed appropriate under the Plan by any deadline(s) established, a Plan Agreement, an Election Form, a Beneficiary Designation Form and any other agreement or form deemed necessary or desirable, by the Committee in its complete and sole discretion. Any such designated forms are deemed necessary to effectively enroll the Participant in the Plan."
6. By deleting paragraph (b) of Section 3.10 and replacing it with the following new paragraph (b) as a part thereof:
"(b) Company Restoration Matching Amounts, Company Contribution Amounts, OP Amounts and CMG Contribution Amounts. When a Participant becomes vested in a portion of his/her Account Balance attributable to any Company Restoration Matching Amounts, Company Contribution Amounts, OP Amounts and/or CMG Contribution Amounts, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Salary, Bonus, Commissions and/or LTIP Amounts that are not deferred into the Plan, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such vesting amounts. If necessary, the Committee may reduce the vested portion of the Participant's Company Restoration Matching Amounts, Company Contribution Amounts, OP Amounts and/or CMG Contribution Amounts, as applicable, in order to satisfy the applicable tax liability and comply with this Section 3.10."
7. By adding a new Section 3.12 immediately following Section 3.11 of the Plan as a part thereof:
"3.12 CMG Contribution Accounts. For each Plan Year (commencing with amounts credited in the 2020 calendar year relating to bonuses awarded for the 2019 calendar year), the Committee may, but shall in no event be required to, credit an CMG Contribution Amount to the CMG Contribution Account of any Eligible Individual whose employment is aligned with CMG as the Committee may select (an "CMG Participant"), in such amounts as the Committee may determine in its sole discretion. If any Eligible Individual whose employment is aligned with CMG to whom a CMG Contribution Amount is credited for a given Plan Year has not previously elected to participate in the Plan by making a deferral election under Article 3, such Eligible Individual shall thereafter be considered a Participant with respect to his/her CMG Contribution Account. CMG Contribution Accounts shall be administered and distributed in accordance with the provisions of this Section 3.12, which shall control over any contrary provision of the Plan.
(a) Deferral Elections. CMG Contribution Amounts credited, if any, are always considered direct deferrals into the Plan by the Employer(s). CMG Participants may not elect whether to defer CMG Contribution Amounts, and CMG Contribution Amounts shall not be considered part of a CMG Participant’s Bonus for purposes of Section 3.2, or taken into account in determining the amount allocated to a CMG Participant’s Restoration Matching Account.
(b) Timing Rule for Distribution Elections. Any distribution elections made under this Section 3.12 shall be made in accordance with the general timing requirements set forth in Section 3.2(d) of the Plan (the "30 Day/12 Month Rule"). To the extent such distribution election is not made by a CMG Participant within the timing provided for under the 30 Day/12 Month Rule, any CMG Contribution Amount for such Plan Year shall instead by subject to any default payment provisions otherwise applicable in the absence of an election.
(c) CMG Participants Who are Retirement Eligible When Amounts are Credited. With respect to a given Plan Year, if a CMG Participant will be Retirement Eligible at the time such CMG Contribution Amount for such given Plan Year is credited to his/her CMG Contribution Account, then such Retirement Eligible CMG Participant will not be eligible to make any of the following distribution elections under the Plan with respect to that Plan Year's CMG Contribution Amount:
(i) A Designated Distribution election under paragraph (j) immediately below;
(ii) A Change in Control election under paragraph (h) immediately below; and
(iii) A Retirement Benefit election under paragraph (f) immediately below.
Instead, such CMG Contribution Amount pertaining to such given Plan Year shall be payable as such amounts vest pursuant to paragraph (e) immediately below. Upon each respective vesting date applicable to a CMG Contribution Amount for a given Plan Year, the vested amount shall be payable as soon as administratively practicable following such vesting date. Notwithstanding the foregoing, the Committee may permit a Retirement Eligible CMG Participant who subsequently makes a deferral election pursuant to Section 3.1, to make an election on the method of payment of his/her Retirement Benefit, or to receive a Change in Control Benefit with respect to his/her Account, but such elections will not and shall not apply to his/her CMG Contribution Account for any Plan Year after becoming Retirement Eligible.
(d) CMG Participants Who are Not Retirement Eligible When Amounts are Credited. With respect to a given Plan Year, if a CMG Participant is not Retirement Eligible at the time such CMG Contribution Amount for such given Plan Year is credited to his/her CMG Contribution Account, then subject to the 30 Day/12 Month Rule, such CMG Participant will be eligible to make the following elections under the Plan with respect to that Plan Year's CMG Contribution Amount:
(i) A Designated Distribution election under paragraph (j) immediately below, subject to any applicable restrictions;
(ii) A Change in Control election under paragraph (h) immediately below; provided, however, if such CMG Participant who is credited with a CMG Contribution Amount for a given Plan Year has previously made a Change in Control Benefit election with respect to any amount(s) credited to his/her Account under Article 5, such prior election shall also apply to his/her CMG Contribution Account; and
(iii) A Retirement Benefit election under paragraph (f) immediately below; provided, however, if such CMG Participant who is credited with a CMG Contribution Amount for a given Plan Year has previously made a Retirement Benefit election with respect to any amount(s) credited to his/her Account for such given Plan Year (e.g., in the form of installments) under Article 6, such prior election for such Plan Year shall also apply to his/her CMG Contribution Account for such Plan Year.
(e) Vesting. With respect to any CMG Contribution Amounts credited to a CMG Participant's CMG Contribution Account for any given Plan Year, the following vesting schedule shall apply:
(i) One-third (⅓) of the respective CMG Contribution Amount for a given Plan Year shall vest on the thirteenth month anniversary of the date such CMG Contribution Amount is credited to the CMG Contribution Account;
(ii) An additional one-third (⅓) of the respective CMG Contribution Amount for a given Plan Year shall vest on the twenty-fourth month anniversary of the date such CMG Contribution Amount is credited to the CMG Contribution Account; and

(iii) The final one-third (⅓) of the respective CMG Contribution Amount for a given Plan Year shall vest on the thirty-sixth month anniversary of the date such CMG Contribution Amount is credited to the CMG Contribution Account.
For the avoidance of doubt, each Plan Year's CMG Contribution Amount is subject to its own separate and distinct three-year vesting schedule. If a Participant incurs a Separation from Service before his/her CMG Contribution Amount has fully vested in accordance with the above or alternatively, before his/her CMG Contribution Account has fully vested in accordance with paragraph (g) below (due to death or Disability) or paragraph (h) below (due to a Change in Control), the unvested portion shall be immediately and permanently forfeited. Notwithstanding the foregoing, if a Participant has met the definition of Retirement at the time of such Separation from Service, any unvested CMG Contribution Amounts shall not be forfeited but instead shall continue to vest in accordance with this paragraph (e) regardless of any such Separation from Service (and shall be paid in accordance with paragraph (c) immediately above or pursuant to paragraph (f)(ii) immediately below).
(f) Retirement Benefit.
(i) General Rule. If a CMG Participant who is credited with a CMG Contribution Amount for a given Plan Year has not previously made a Retirement Benefit election under Article 6 with respect to such Plan Year, such CMG Participant may elect the manner in which his/her Retirement Benefit will be paid pursuant to Article 6. Upon a Participant’s termination of employment due to Retirement, the CMG Participant’s CMG Contribution Account for a given Plan Year shall be distributed in accordance with his/her Retirement Benefit election for such Plan Year.
(ii) Meeting the Definition of Retirement Before Being Fully Vested. If a Participant has met the definition of Retirement at the time of Separation from Service, his/her unvested CMG Contribution Amount shall not be forfeited but instead shall continue to vest according to the schedule set forth in paragraph (e) immediately above and upon each respective additional vesting date applicable to a CMG Contribution Amount following Separation from Service, the further vested amount shall be payable as soon as administratively practicable following such vesting date.
(g) Death or Disability. Upon the death or Disability of a Participant, his/her CMG Contribution Account shall vest in full and be distributed in accordance with Article 8 or Article 9, as applicable.
(h) Change in Control Benefit. If a CMG Participant who is credited with a CMG Contribution Amount for a given Plan Year has not previously made a Change in Control Benefit election under Article 5 with respect to his/her entire Account, such CMG Participant may make such an election and will be paid pursuant to Article 5. Upon the occurrence of a Change in Control, if the CMG Participant has made an election to receive a Change in Control Benefit which applies to his/her Account under the Plan, then his/her CMG Contribution Account shall be fully vested upon such Change in Control and included in his/her Change in Control Benefit for distribution under Article 5. Notwithstanding the foregoing, if the CMG Participant had not previously elected to receive a Change in Control Benefit with respect to his/her Account under the Plan before receiving a CMG Contribution Amount, but was permitted to elect to receive a Change in Control Benefit because he/she would not be Retirement Eligible at the time such CMG Contribution Amount for such given Plan Year is credited to his/her CMG Contribution Account, and a subsequent Change in Control occurs within such twelve (12) month period after making such election, the Change in Control election shall be void and he/she shall not receive a Change in Control Benefit for distribution under Article 5. If a Change in Control occurs, and a CMG Participant is not entitled to have his/her Account under the Plan paid in a Change in Control Benefit for distribution under Article 5 (either because he/she never made a Change in Control Benefit election or because such election became void per the above), such CMG Participant’s CMG Contribution Account shall be fully vested, but shall not be paid until he/she incurs a Separation from Service, at which time it will be paid in accordance with the other applicable provisions of this Section 3.12.
(i) Termination Benefit. If a CMG Participant incurs a Separation from Service that does not qualify as a Retirement (which would be subject to paragraph (c) above), the vested portion of his/her CMG Contribution Account shall be paid in accordance with Article 7, and the unvested portion of his/her CMG Contribution Account shall be forfeited.
(j) Designated Distributions. Notwithstanding anything else in the Plan to the contrary, a CMG Participant may, at the time the CMG Contribution Amount for given Plan Year is credited to his/her CMG Contribution Account, designate a specified date to be paid a respective vesting tranche of his/her CMG Contribution Account for a given Plan Year (a "Designated Distribution") so long as such designated Benefit Distribution Date pertaining to each such separate vesting tranche of the CMG Contribution Amount for a given Plan Year is no sooner than the day after the respective vesting date of the tranche as provided in paragraph (e) (but if such day after the respective vesting date of the tranche is not desirable, then such CMG participant may then only elect another designated payment date which falls on any following January 1 of any Plan Year thereafter); provided, however, that:

(i) Any and all such elections of a Designated Distribution for any separate vesting tranche of a given CMG Contribution Amount must be made all at one time and the distribution election (covering all vesting tranches) must meet the 30 Day/12 Month Rule as applies to the first vesting date of the first vesting tranche of such CMG Contribution Amount; and
(ii) At the time such election for Designated Distribution(s) is made, such CMG Participant must not meet the definition of Retirement within the twelve (12) month period following such election.
If, however, a CMG Participant cannot satisfy the 30 Day/12 Month Rule or alternatively will meet the definition of Retirement within twelve (12) months following such window provided by the committee for the Designated Distribution election, then the CMG Participant shall not be eligible to elect a Designated Distribution under this Section 3.12(j). Notwithstanding anything to the contrary, if the CMG Participant incurs a Separation from Service prior to any Designated Distribution date, the amounts, to the extent vested, otherwise subject to such Designated Distribution election shall instead be paid out in accordance with paragraph (f), paragraph (g), paragraph (h) or paragraph (i), whichever may be applicable. Designated Distribution are further subject to the provisions of Section 4.2 and 4.3 of the Plan, which are incorporated by reference herein.
(k) Unforeseeable Emergencies. A CMG Participant may petition the Committee for a distribution from the vested portion of his/her CMG Contribution Account in the event of an Unforeseeable Emergency pursuant to Section 4.4.
(l) Investment. CMG Contribution Amounts credited to a CMG Participant’s CMG Contribution Account shall be deemed invested in the Plan’s money market fund, or in such other manner as the Committee may determine, until the CMG Participant is able to make an investment election, and shall thereafter be deemed invested as provided in Section 3.9.
IN WITNESS WHEREOF, this Fourth Amendment has been executed by a duly authorized representative on this 24th day of February, 2020.

JONES LANG LASALLE INCORPORATED

By: /s/ Raymond Hall
Raymond Hall
Head of HR, JLL Americas